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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934



Date of Report (Date of earliest event reported):             JUNE 30, 2003


                         PEREGRINE PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)


    DELAWARE                        000-17085                    95-3698422
 (State or other                   (Commission                (I.R.S. Employer
  jurisdiction                    File Number)               Identification No.)
of incorporation)

               14272 FRANKLIN AVENUE, SUITE 100
                        TUSTIN, CALIFORNIA                     92780-7017
             (Address of principal executive offices)          (Zip Code)


Registrant's telephone number, including area code:      (714) 508-6000

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ITEM 5.  OTHER EVENTS.

         On June 27, 2003, the Registrant issued a press release announcing that it had completed a financing transaction with seven institutional investors pursuant to which it issued approximately 1.6 million shares of common stock in exchange for gross proceeds of approximately $1.8 million. The purchase price of $1.15 per share represented an approximate 10% discount to the trailing three-day average closing price of the Registrant's common stock ended June 25, 2003, the date prior to the closing date. The Registrant also granted the investors a short-term 6-month option to purchase additional shares of common stock from the Registrant under the same terms as this offering. In connection with this financing, the Registrant paid a cash fee to Olympus Securities, LLC equivalent to five percent (5%) of the gross proceeds received from the sale of shares.

         The Registrant also announced that it had received proceeds of approximately $2.2 million from the cash exercise of existing outstanding warrants originally issued under the August 2002 financing in exchange for approximately 3.01 million shares of common stock

         A copy of the press release is attached hereto as Exhibit 99.1

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c) Exhibits.

                  EXHIBIT       NAME OF EXHIBIT
                  -------       ---------------

                  99.1          Press release of Registrant dated June 27, 2003.


                                SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     PEREGRINE PHARMACEUTICALS, INC.



Date: June 30, 2003                  By:  /s/ Steven W. King
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                                         Steven W. King,
                                         President and Chief Executive Officer

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